Warrant No. 15	Issuance Date: October 16, 2006

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO INNOVATIVE SOFTWARE TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES
OF COMMON STOCK
OF INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

1. Grant of Warrant.

(a) Innovative Software Technologies, Inc. a California corporation (the “Company”), hereby agrees that Crescent International Ltd., a Bermuda corporation (the “Holder”), for value received, is entitled, subject to the provisions of this Warrant, to purchase from the Company, in whole or in part and at any time or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m., Eastern time, on the Expiration Date (as defined below), One Million Two Hundred Thousand, (1,200,000) fully paid and non-assessable shares of Common Stock (as defined below). The “Exercise Price” for such shares shall be the lesser of five cents ($.05) or the price per share paid by a third-party investor for a share of Common Stock in a Qualified Financing. For purposes hereof, the term “Qualified Financing” shall mean the first transaction after the date of this Note in which the Company issues to any person or entity any shares of Common Stock, or any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) the issuance of any convertible promissory note on or after the date hereof having substantially the same conversion price as the Convertible Promissory Note of even date herewith in the principal amount of $300,000 issued by the Company to Holder (the “Note”) and the issuance of any warrant having substantially the same terms and conditions as this Warrant, as well as the issuance of any shares of Common Stock upon the conversion or exercise of such note or warrant pursuant to the terms thereof , (ii) any shares of Common Stock issued or issuable upon conversion or exchange of any rights, options, warrants or convertible or exchangeable securities, and any shares of Common Stock issuable upon exercise thereof, which rights, options, warrants or convertible or exchangeable securities were issued on or prior to the date of this Warrant, (iii) any rights, options, warrants or convertible or exchangeable securities and any shares of Common Stock issued upon conversion or exercise thereof or any shares of Common Stock otherwise issued or issuable pursuant to employees, directors, officers, consultants, or independent contractors of the Company in consideration of past or future services rendered by such parties to the Company or its affiliates, (iv) shares of Common Stock issued for consideration other than cash, including without limitation shares issued in the settlement of any claim against the Company, (v) shares of Common Stock or other securities issued in a financing transaction that, together with all prior related financing transactions containing the same terms, results in gross proceeds to the Company of less than $2,000,000, and (vi) shares of Common Stock issued as consideration for a merger or acquisition of all or substantially all of the assets of a third party). In a Qualified Financing, if the Company issues any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, the per share Common Stock purchase price in such transaction shall be determined by dividing (1) the total amount receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration receivable by the Company upon exercise, conversion or exchange thereof, by (2) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities. For purposes of the preceding sentence, the “total amount receivable by the Company” will include the fair market value of all non-cash consideration received or receivable by the Company in consideration for the issuance, including, in the case of warrants granted in conjunction with a debt facility, the value received by the Company for such warrants in excess of the exercise price thereof. The Exercise Price is subject to adjustment as set forth in Section 4 below. This Warrant is being granted in connection with, and in consideration of, a loan in the amount of One Hundred Thousand Dollars ($300,000) as evidenced by that certain Convertible Promissory Note of even date herewith granted to the Holder.

(b) The term “Common Stock” means the common stock, par value $0.001 per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant, and the Exercise Price, shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock” or “Warrant Shares.” The term “Company” means and includes the Company as well as (i) any successor corporation resulting from the merger or consolidation of the Company with another corporation, or (ii) any corporation to which the Company has transferred its property or assets as an entirety or substantially as an entirety.

2. Exercise of Warrant.

(a) Subject to the limitations set forth in Section 5, this Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Tampa (Florida) time, on the fifth anniversary of the Issuance Date of this Warrant as stated above, or, if such date is a day on which banking institutions in Florida are authorized by law to close, then on the next succeeding day that banking institutions in Florida shall not be authorized to close.

(b) The Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash, wire transfer, or by certified or official bank check, payable to the order of the Company) of an amount equal to the Exercise Price multiplied by the number of shares of Warrant Stock purchased (the “Purchase Price”). The Purchase Price shall be payable in cash.

(c) If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

(f) Upon receipt by the Company of this Warrant, together with the Purchase Price, at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

3. Reservation of Shares. The Company will, on the date of issuance of this Warrant, reserve, and use reasonable best efforts to maintain such reservation, for issuance and delivery of all shares of Warrant Stock. All such shares shall be duly authorized and, when issued upon exercise in compliance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the applicable Exercise Price multiplied by such fraction in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

4. Adjustments.

(a) Capital Adjustments. In case the Company shall: (i) pay a dividend with respect to its capital stock in shares of Stock, (ii) subdivide its outstanding shares of Stock, (iii) combine its outstanding shares of Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (each of the actions in (i)-(iv) is hereinafter referred to as an “Adjustment Event”), the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Warrant Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised in whole immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date of such Adjustment Event, retroactive to the record date, if any, for such Adjustment Event. Whenever the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted pursuant to this Section 4(a), the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Warrant Stock so purchasable immediately thereafter.

(b) Business Combinations. If the Company is a party to a merger, sale of all or substantially all of its assets, share exchange or other similar business combination transaction, this Warrant shall pertain and apply to the securities and/or other property to which the Holder would have otherwise been entitled had this Warrant then been exercised in whole prior to such business combination.

(c) Notice to Warrant Holder of Adjustment. Whenever the number of shares of Warrant Stock or the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 4 a notice (i) stating that an event giving rise to an adjustment hereunder has occurred, (ii) setting forth the adjusted number of shares of Warrant Stock and the adjusted Exercise Price and (iii) showing in reasonable detail the computations and the facts upon which such adjustments are based.

5. Restrictions on Transfer. The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise will be subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. The Holder agrees that the issuance of such securities may be deferred until the issuance or sale of such securities shall be compliant with federal and state securities laws. The restrictions imposed by this Section 5 upon the exercise of this Warrant shall cease and terminate as to any particular shares of Warrant Stock (i) when such securities shall have been effectively registered and qualified under the Securities Act and all applicable state securities laws and disposed of in accordance with the registration statement covering such securities, or (ii) when, in the reasonable opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to insure compliance with the Securities Act and all applicable state securities laws.

6. Legends. Unless (i) the shares of Warrant Stock have been registered under the Securities Act, or (ii) in the reasonable opinion of counsel for the Company such legend is no longer required in order to ensure compliance with the Securities Act and all applicable state securities laws, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing such shares shall bear on the face thereof substantially the following legend and any additional legends as may be required under state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO INNOVATIVE SOFTWARE TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

7. Notices of Record Date, Etc. In case:

(a) the Company shall establish a record date for the holders of its Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or to receive any other right;

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, any share exchange for shares of capital stock of another corporation or any conveyance of all or substantially all of the assets of the Company to another entity;

(c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(d) the Company shall enter into a letter of intent or agreement with respect to a transaction by which all or substantially all of the outstanding shares of Stock of the Company are to be acquired by a third party;

then the Company shall mail or cause to be mailed to each Holder at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, and stating the amount and character of such dividend, distribution or rights, (ii) the date on which such reorganization, reclassification, offering, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Stock shall be entitled to exchange their shares for securities or other property deliverable upon the completion of such transaction, or (iii) the date on which the closing of the acquisition by a third party of all or substantially all of the outstanding shares of Stock is to occur. Such notice shall be mailed as soon as practicable after the occurrence or likelihood of such event is publicly disclosed, but in no event later than 15 days prior to the consummation of such event.

8. Transfer and Assignment.

(a) Neither this Warrant nor any rights hereunder may be assigned, transferred, pledged or hypothecated (a “Disposition”) in any way (whether by operation of law or otherwise), unless such securities are registered under the Securities Act, or unless and until Holder shall have obtained the Company’s prior written consent to such Disposition. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant contrary to the provisions of this Agreement shall be null and void and without legal effect.

(b) Each permitted Disposition of this Warrant shall be effected by the surrender of this Warrant certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America.

9. Representations and Warranties. The Holder represents and warrants to the Company that:

(a) Investment Purpose. The Holder is acquiring the Warrant for the Holder’s own account and not with a present view to the distribution thereof, and Holder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, distribute or grant participation to any third person or entity with respect to the Warrant or Warrant Stock. The Holder understands that the Holder may be required to bear the economic risk of this investment indefinitely, unless the Warrant Stock is registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the Warrant Stock.

(b) Holder Status. The Holder is either: (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or (ii) an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D. The Holder is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a member of the National Association of Securities Dealers, Inc.

(c) Reliance on Exemptions. The Holder understands that the Warrant and Warrant Stock are being offered and sold to Holder in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrant and Warrant Stock.

(d) Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Warrant, that have been requested by the Holder or its advisors, if any. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Holder and its advisors, if any, believe to be satisfactory answers to any such inquiries. The Holder acknowledges and understands that its investment in the Warrant or Warrant Stock involves a significant degree of risk.

(e) Experience. The Holder is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of such Holder’s prospective investment in the Company, and has the ability to bear the economic risks of an investment in the Warrant and the Warrant Stock.

(f) Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrant or the Warrant Stock or an investment therein.

(g) Transfer or Resale. The Holder understands that:

i. neither the delivery of the Warrant nor the Warrant Stock has been registered under the Securities Act or any applicable state securities laws, and consequently, the Holder may have to bear the risk of owning the Warrant or the Warrant Stock for an indefinite period of time because the Warrant and Warrant Stock may not be transferred except as set forth in Section 8 of this Agreement and unless; (i) the resale of the Warrant or the Warrant Stock, as the case may be, is registered pursuant to an effective registration statement under the Securities Act or (ii) if requested by the Company, the Holder has delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel shall be reasonably satisfactory to the Company) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to one or more exemptions from such registration (whether pursuant to statute, regulation or otherwise);

ii. any sale of the Warrant or Warrant Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable); and

iii. neither the Company nor any other person is under any obligation to register the Warrant or Warrant Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) No Public Offering. The Holder has not received any information relating to the Warrant, the Warrant Stock or the Company, and is not purchasing the Warrant as a result of, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(i) Representation. The Holder has had an opportunity to consult with an attorney in connection with the Holder’s investment in the Company.

10. Notices. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at 100 North Tampa Street, Tampa, Florida 33602, and if to the Holder, at the address for the Holder set forth below Holder’s signature hereto, or at such other address of which the Company or Holder has been advised by notice hereunder.

11. Rights as a Shareholder. The Holder shall have no rights as a shareholder with respect to any shares of Warrant Stock until the date of issuance of such shares.

12. Lost or Destroyed Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

13. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the parties have caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the day and year first above written.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By: _______________________________________
Christopher J. Floyd
Chief Financial Officer

HOLDER

By: _______________________________________
[insert name of Holder]

___________________________________________

___________________________________________

___________________________________________

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of common stock, par value $0.001 per share, of Innovative Software Technologies, Inc., a Californica corporation, and hereby makes payment of $____________ in payment therefore.

Signature

Signature, if jointly held
Date:_____________________

 ********************************************************************************************

INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)
Name
(Please typewrite or print in block letters)

Address

Social Security or Taxpayer Identification Number

********************************************************************************************

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

Name (please typewrite or print in block letters)
the right to purchase common stock, par value $0.001 per share, of Innovative Software Technologies, Inc., a California corporation (the “Company”), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________, as its attorney in fact, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:_____________________
Signature

Signature, if jointly held